Exhibit 5.1

March 10, 2004

The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland  21044


Ladies and Gentlemen:

          We are acting as special counsel to The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to U.S. $50,000,000 principal amount of debt securities (the "Debt Securities"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Indenture, dated as of February 24, 1995, as amended or supplemented (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One, National Association, formerly known as The First National Bank of Chicago), as trustee (the "Trustee").

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Indenture and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others, and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

          To the extent it may be relevant to the opinion expressed herein, we have assumed that (i) the Trustee has the power and authority to enter into and perform the Indenture and to consummate the transactions contemplated thereby, and (ii) the Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture and all laws applicable thereto.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in reliance to the extent hereinafter stated upon the opinions of other counsel referred to hereunder, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company.

          We note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          We express no opinion as to the validity, binding effect or enforceability of any provision of the Debt Securities related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York.

          The opinion set forth above is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          The opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of New York, each as currently in effect; and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. In so far as our opinion involves the laws of the State of Maryland, we have relied with your permission solely on and assume the correctness of the opinion of Gordon H. Glenn, Esq., Senior Vice President and General Counsel of the Company, addressed to us of even date herewith (a copy of which is attached hereto as Exhibit A), without any independent verification of the matters set forth therein. To the extent that such opinion contains conditions and limitations, we are incorporating such conditions and limitations herein.

          This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, unless otherwise specified, and we undertake no responsibility to update or supplement this opinion letter for any reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm (a) under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement or (b) in any prospectus supplement to that prospectus. In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                             Very truly yours,

             /s/ Fried, Frank, Harris, Shriver & Jacobson LLP

                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP


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                                                                  EXHIBIT A



                             THE ROUSE COMPANY
                       10275 LITTLE PATUXENT PARKWAY
                       COLUMBIA, MARYLAND 21044-3456



March 10, 2004


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004

Ladies and Gentlemen:

          I have acted as counsel for The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering up to U.S. $50,000,000 principal amount of debt securities (the "Debt Securities"). Capitalized terms used herein have the meanings specified in the Registration Statement, unless otherwise defined herein.

          In that capacity, I have examined the originals, or certified, conformed or reproduction copies, of the Articles of Incorporation of the Company, as amended and restated, the Bylaws of the Company, as amended, the Indenture and all corporate proceedings, records, agreements, instruments and documents, and such statutory, constitutional and other material as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In connection therewith, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon certificates and statements of public officials and officers or representatives of the Company and others.

          Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

          2. The Company has all the requisite corporate power and authority to enter into the Indenture and to issue the Debt Securities and to perform its obligations thereunder.

          3. The execution and delivery of the Indenture and the issuance of the Debt Securities thereunder have been duly authorized by the Company.

          I wish to advise you that I am a member of the Bar of the State of Maryland and accordingly limit the opinions expressed herein to matters of the laws of the State of Maryland.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to my opinion in the prospectus forming a part of the Registration Statement or in any prospectus supplement to that prospectus. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act. I hereby also consent to the reliance on this opinion by Fried, Frank, Harris, Shriver & Jacobson LLP.

                                            Very truly yours,

                                             /s/ Gordon H. Glenn
                                            -----------------------------------
                                            Gordon H. Glenn